Exhibit 4.7

RATE PER FLIGHT HOUR

ENGINE SHOP MAINTENANCE SERVICES AGREEMENT

BETWEEN

CFM INTERNATIONAL, INC.

AND

LAN AIRLINES S.A.

Service Agreement Number : 1-2227720021
Dated: December 17, 2010

PROPRIETARY INFORMATION NOTICE
The information contained in this document is CFM International, Inc. ("CFM") Proprietary Information and is disclosed in confidence.  It is the property of CFM and will not be used, disclosed to others or reproduced without the express written consent of CFM.  If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document will appear in any such reproduction.  U.S. export control laws may also control the information contained in this document.  Unauthorized export or re-export is prohibited.

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	SCOPE OF THE SERVICE AGREEMENT	1
3.	TERM OF THE SERVICE AGREEMENT	1
4.	ENGINES AND OPERATING PARAMETERS	1
5.	CFM SERVICE PROGRAM	2
6.	ENGINE SHOP VISIT	5
7.	PRICES	7
8.	INVOICING AND PAYMENT TERMS	9
9.	WARRANTY AND LIMITATION OF LIABILITY	9
10.	DELIVERY – REDELIVERY	11
11.	TURN AROUND TIME	12
12.	ADDITION TO/ REMOVAL FROM SERVICE AGREEMENT	12
13.	COMMUNICATION	13
14.	GENERAL TERMS AND CONDITIONS	13

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

This Agreement (“Service Agreement”) is made as of December 17, 2010 by and between LAN AIRLINES S.A.  having its principal place of business at Av. Presidente Riesco No. 5711, 20th Floor, Las Condes, Santiago, Chile, (“LAN” or “Customer”) and CFM International, Inc., having its principal place of business at 111 Merchant Street, Cincinnati, Ohio 45246 USA (“CFM”); (Customer and CFM are each a “Party” and collectively the “Parties”).

1.	DEFINITIONS

Capitalized terms used in this Service Agreement and not otherwise defined have the meanings set forth in Exhibit A hereto.

2.	SCOPE OF THE SERVICE AGREEMENT

This Service Agreement contains the terms and conditions applicable to the sale by CFM and the purchase by LAN of the CFM Service Program that includes Covered Services and Supplemental Services.

Covered Services are charged:
a.	on a monthly basis, by multiplying the applicable Popular Rate per Engine Flight Hour by the number of Engine Flight Hours flown during the preceding month of the Term; and
b.
at the time of a Qualified Shop Visit in respect of each Engine, by multiplying the applicable Restored Rate per Engine Flight Hour by the number of Engine Flight Hours flown by that Engine since its Entry Into Service or since its previous Qualified Shop Visit (whichever is later),

During the Term of this Service Agreement, CFM shall be the exclusive provider of the CFM Service Program and materials for the Engines.

3.	TERM OF THE SERVICE AGREEMENT

This Service Agreement will commence on the date hereof (the “Commencement Date”).

Each Engine will be covered by this Service Agreement for [***], unless sooner terminated as provided herein, commencing on the date of its Entry Into Service (the “Term”).

[***]

[***].

[***].

[***].

4.	ENGINES AND OPERATING PARAMETERS

The Engines covered by this Service Agreement are set forth in Exhibit B hereto.

The Popular Rate per Engine Flight Hour and the Restored Rate per Engine Flight Hour are predicated on the operating parameters set forth in Exhibit B hereto. For the avoidance of doubt, this Service Agreement shall cover operations by LAN or its affiliates of the Engines identified in Exhibit B (and Exhibit B-1, as applicable), during the Term.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

5.	CFM SERVICE PROGRAM

5.1	Covered Services

5.1.1	(i) Qualified Shop Visits
A Qualified Shop Visit is any maintenance or repair of an Engine that, [***] cannot be performed on-wing, in order to:
a.
Correct a deficiency or performance deterioration which has created an existing or imminent Unserviceable condition according to criteria defined in the Aircraft Maintenance Manual (“AMM”), and/or the Fault Isolation Manual (“FIM”), and/or the Troubleshooting Manual (“TSM”) and/or CFM Service Bulletins. For the avoidance of doubt, this does include a removal required due to Major FOD,

b.
Comply with an Airworthiness Directive (“AD”) issued by the FAA or EASA, and any other off-wing maintenance needed to be carried out on the Engine in order to fully comply with the relevant AD and its requirements,

c.	Install LLP due to life expiration,
d.
Comply with a written recommendation of the CFM Program Manager, including, but not limited to, incorporation of any published Category 1 to 6 Service Bulletins (as defined in CFM56-5B Service Bulletin SB72-0000) and Campaign Change, that enhance Engine reliability or extend maintenance intervals,

[***].

If an Engine delivered to CFM by LAN is not deemed to be covered as a Qualified Shop Visit the shop visit will be charged to LAN as Supplemental Services.

(ii) The Covered Services for a Qualified Shop Visit include:
a.
All labor, material (excluding Life Limited Parts) and material handling charges, taxes and duties for which CFM is responsible per Exhibit I, Article 3, and any vendor fees required to perform Engine reconditioning and repair to return a Serviceable Engine to LAN,

b.	Engine test, oil and fuel,
c.	Incorporation of Airworthiness Directives, Category 1 to 6 Service Bulletins and Campaign Change items, as referred to in paragraph (i)b and (i)d above,
d.	Labor involved in the inspection, replacement and repair of Life Limited Parts,
e.	Removal, visual inspection, repair if non-Serviceable, and reinstallation of the LRUs,
f.	Removal, visual inspection and reinstallation, if Serviceable, of Quick Engine Change (“QEC”) components that are removed from the Engine for access reasons,
g.
Subject to paragraphs c) and d) of the example set out at the end of Article 5.3, correction of Major FOD, which shall include all labor, materials and parts necessary to return the Engine to Serviceable condition, up to a maximum amount for each Engine equal to the lesser of any insurance deductible covering such Major FOD event [***].

5.1.2	Transportation
LAN will ensure Engine transportation both ways to CFM at Miami International Airport, from where CFM will ensure transportation to the CFM Designated Repair Station for each Qualified Shop Visit and back to Miami International Airport. All costs incurred in transportation, storage, or any other cost incurred after Delivery in Miami shall be borne entirely by CFM. For avoidance of doubt, risk of loss shall pass in accordance with the definitions of Delivery and Redelivery.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

5.1.3	Engine Management Services and Diagnostic Services
CFM will provide the following diagnostics services during the Term:
a.
Engine condition data will be automatically processed by diagnostics software 24 hours a day, 7 days a week (“24x7”) when received at the designated CFM facility.  CFM will be responsible for operating and maintaining the diagnostics software and the necessary facilities. LAN shall have access to the web-based tools for reviewing Engine condition data and assessing Engine health.

b.
Customer Notification Reports (“CNR”) for Engine condition monitoring trend shift observation, including engineering review, analysis, and recommendations will be provided to LAN, as required, on a 24-hours, 7-days a week basis.

c.	Monthly Engine thrust derate report.
d.	Access to diagnostics engineers for Engine diagnostic support and consultation as required.
e.	Periodic teleconference to review reports and program status as reasonably required by LAN.
f.	Weekly Engine health trend summary and analysis reports.

Any information provided to LAN by CFM for use in troubleshooting and managing operations is the responsibility of CFM and is only advisory to LAN. CFM is not responsible for line maintenance, including other actions or consequences, resulting from implementation of such advice. LAN is solely responsible for identifying and resolving any Aircraft or Engine faults or adverse trends. [***].

5.1.4	Lease Engine Coverage
CFM shall use reasonable efforts to provide the following lease engine coverage:
a.
If LAN has an aircraft on ground (“AOG”) situation, or will have an AOG situation within the next five (5) days, because the number of Engines which are undergoing or will undergo within five (5) days Qualified Shop Visits or are Unserviceable exceeds the required quantity of spare Engines according to Exhibit B of this Service Agreement, LAN is eligible for the lease engine coverage described in this Article 5.1.4,

b.
Within twenty-four (24) hours of being notified by LAN that the above described AOG situation exists, CFM shall use all reasonable efforts to locate an available lease engine and, within that period, shall notify LAN of the location of the closest available lease engine or that no such lease engine is available,

c.
CFM shall use reasonable efforts to deliver or cause to be delivered, any such available lease engine to LAN, Ex Works (Incoterms 2000), at the nearest CFM housekeeping facility or other mutually agreed location.  CFM shall endeavor to provide this engine in a neutral QEC configuration.  All transportation costs will be LAN’s responsibility,

d.
CFM’s obligation to use reasonable efforts to provide such lease engine will terminate when the AOG condition is corrected by the Redelivery of an Engine to LAN, subject to LAN’s obligation to return the lease engine set forth below,

e.	[***]

f.	LAN is not required to pay the applicable Rate Per Engine Flight Hour prices for the EFH incurred by the lease engine.

5.1.4.1	Lease Engine Condition
CFM’s provision of such lease engine is predicated upon the following:

a.	The Parties have established a Removal Schedule,
b.	LAN has shipped the Engines for a Qualified Shop Visit within five (5) Days following removal from the aircraft,
c.	LAN is in full compliance with the records requirements of below Article 6.2(c),
d.
Existing Master Equipment Lease Agreement dated October 20, 2000, between CFM and LAN, reference CFMI-00-0002, continues to be in place or LAN has formally accepted IATA Document No. 5016-00, MASTER SHORT-TERM ENGINE LEASE AGREEMENT, dated December 1, 2002, and

e.	LAN is not in material breach of this Service Agreement.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

5.1.5	Engine BER
In the event that an Engine is BER due to reason other than those listed in Article 5.3.h, [***].

In the event that LAN requires the repair of the Engine, the Engine will be repaired as Supplemental Services. CFM will bear the cost of repair, up to a maximum of [***]. The remaining cost or repair will be borne by LAN.

[***].

(i)	[***].

CFM’s total liability for all BER events for all Engines during the Term shall not exceed [***].

5.2	Additional Services

5.2.1	On-Site Support
CFM will provide or cause to be provided, at no cost to LAN, on-site support (“OSS”, as described in Exhibit J hereto) for scheduled or unscheduled line maintenance Services that are not otherwise considered to be Covered Services, up to a maximum of [***] per installed Engine per year during the term of the Service Agreement. LAN may carry over a [***] of the unused hours from each year to the next year.  LAN shall be entitled to apply the man hours available to it under this Article 5.2.1 in settlement of non-labor related expenses (e.g., travel time, shipping, materials, etc.) incurred by CFM OSS. For this purpose, [***] accrued in such non-labor related expenses shall be deemed to be equivalent to one OSS man hour.

Any OSS Services provided in excess of the hours described in this paragraph will be invoiced at the prices listed in Exhibit J hereto.

5.3	Supplemental Services

Supplemental Services include, but are not limited to:

a.	Any and all Services not specifically included as Popular/Restored Rate per Engine Flight Hour Services,
b.	Replacement of Life Limited Parts [***],
c.	Any Services provided for an Engine shop visit that is not a Qualified Shop Visit,
d.	Any labor, material, material handling charges to repair or replace any QEC,
e.	Any material, material handling charges and any fees associated with the replacement of LRUs,
f.	Subject to Article 5.1.1(ii)g, any correction of Foreign Object Damage over the stated deductible of [***],
g.	Any labor, material, material handling charges and any fees associated with upgrade programs or conversion to another thrust rating,
h.	Services required as a result of:
i.	An Aircraft Accident or Aircraft Incident,
ii.	An Act of God, military action or terrorist activity,
iii.
Improper or negligent installation, operation, removal, storage or maintenance of an Engine not in conformance with the AMM or CFM manuals unless such improper or negligent act or omission was performed by CFM [***],

iv.	Experimental test applied to the Engine, unless performed by CFM [***],
v.	The use of a non-CFM approved LRU, part or repair [***], and
i.	Maintenance or repair of Engine transportation stands and container.

Supplemental Services will be charged in accordance with Article 7.2.1 of this Service Agreement.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

[***]

6.	ENGINE SHOP VISIT

6.1	CFM Fulfillment

CFM may in CFM’s sole discretion delegate to or purchase from any CFM Designated Repair Station, part or all of any obligation, right or benefit of CFM for the performance of the CFM Service Program in conformance with the Repair Specification. However, such delegation or purchase shall not relieve CFM of any of its obligations under this Service Agreement.

CFM will use GE Celma and Snecma America Engine Services (SAMES) as the primary CFM Designated Repair Stations for this Service Agreement. [***].

CFM will provide the requirements of the Repair Specification to the CFM Designated Repair Station and allow LAN reasonable access to such facilities to perform its duties as the airline operator certificate holder.

The CFM Designated Repair Station shall be any of CFM’s overhaul facilities as set forth in Exhibit H hereto, and appointed as indicated therein. Following execution of this Services Agreement and prior to the entry into service of the first Aircraft, subject to CFM complying with any requirements of the DGAC or any other AAA, LAN shall obtain any approvals and qualifications required from LAN by the DGAC or any other AAA at the primary and secondary GE Engine Services and Snecma facilities being used under this Service Agreement. LAN’s obligations under this Service Agreement will not change wherever the appointed DRS is located.

6.2	Procedure
a)	LAN shall Deliver the Engine to CFM as indicated in section 5.1.2 of this Service Agreement.
b)
LAN shall issue a purchase order to CFM and, to the extent CFM accepts the purchase order [***], CFM shall carry out the Services in accordance with the LAN requirements specified in such purchase order, provided that, in any event, the terms and conditions of this Service Agreement shall take precedence over any terms and conditions set forth on such purchase order.

c)	LAN shall provide all applicable Engine records, as required by the AAA or as reasonably requested by CFM, and the shop visit data listed in Exhibit C hereto.
d)
Following Delivery of each Engine by LAN, together with the documents described in Paragraphs (b), and (c) above CFM will inform LAN as to whether the shop visit meets the criteria for a Qualified Shop Visit as soon as reasonably practicable.

e)
CFM shall perform or cause to be performed the induction of the Engine and will notify LAN of any components or LRUs missing from the Engine.  CFM will replace such missing items at LAN’s expense as Supplemental Services, unless (i) LAN notifies CFM in writing [***] Days after receiving CFM’s notice that LAN wishes to furnish such missing items; and (ii) LAN delivers such missing items to the CFM Designated Repair Station within [***].

f)	CFM shall proceed with the Services requested by such purchase order in accordance with Paragraph (b) above.
g)	CFM shall Redeliver the Engine to LAN complying with the Workscope.
h)	CFM will prepare and package the Engine in shipping stands or containers provided by LAN at the time of Delivery in accordance with CFM’s standard commercial practices.
i)	CFM shall provide LAN with copies of all work records required by AAA and/or as agreed to in writing by CFM and LAN.

6.3	Workscope
For each Qualified Shop Visit, CFM will develop a Workscope consistent with the CFM Workscope Planning Guide [***]. Such Workscope shall include any applicable reliability and performance enhancements and AAA approved repairs. CFM will incorporate additional Workscope elements during the Term to improve Engine operating characteristics and incorporate CFM-approved repairs. CFM may charge LAN for any Workscope requirements from LAN, LAN's specific maintenance manuals or Repair Specifications, if applicable, which exceed the requirements stated in the CFM Workscope Planning Guide, as Supplemental Services.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

LLP Minimum Build will be [***] cycles.

6.4	Title and Risk of Loss to Parts or Material
CFM furnished parts and material incorporated into an Engine will be deemed to have been sold to LAN and title to such parts and material will pass to LAN upon incorporation into such Engine.  Risk of loss or damage to such parts and material will pass to LAN upon Redelivery of the Engine.
Title to and risk of loss of any Repairable parts removed from the Engine that are replaced by other parts will pass to CFM upon incorporation of replacement parts into the Engine. [***]. The cost for any transportation requested by LAN for the removed LLP shall be LAN’s responsibility. [***].

6.5	Engine Configuration
LAN shall Deliver the Engine as indicated in section 5.1.2 in a basic engine configuration, as defined in Exhibit A of the General Terms Agreement CFM-[***] entered into between LAN and CFM ("GTA"), equipped with the LRUs listed in Exhibit F to this Service Agreement. CFM shall Redeliver the Engine in the same basic engine configuration. In the event an Engine is Delivered with parts or components or QEC equipment in addition to the basic configuration, such Engine shall be Redelivered in the same configuration as Delivered, unless otherwise mutually agreed by the Parties.  Any work performed to return such parts or components or QEC equipment in a Serviceable condition will be charged to LAN as Supplemental Services.

CFM may elect to use used Rotable Parts, and/or repaired parts in Serviceable condition in Engines Redelivered to LAN, and such Rotable Parts and/or repaired parts [***].

6.6	[***]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

7.	PRICES

7.1	Covered Services Pricing
CFM will charge LAN for the Covered Services as indicated in Article 2 of the Service Agreement, at the following rates:

a.	on a monthly basis by multiplying the applicable Popular Rate per Engine Flight Hour by the number of Engine Flight Hours flown during each month; and
b.
at the time of a Qualified Shop Visit in respect of each Engine, by multiplying the applicable Restored Rate per Engine Flight Hour by the number of Engine Flight Hours flown by that Engine since its Entry Into Service or  since its previous Qualified Shop Visit (whichever is the later).

Covered Services Rate	Rate per EFH (January 2010)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

CFM will charge LAN for the Flightline LRU Services on a monthly basis at the Popular Rate multiplied by the Engine Flight Hours accumulated during the month, as follows:

Flightline LRU Services Rate	Rate per EFH (January 2010)
[***]	[***]

The Popular Rate(s) shall be adjusted, as set forth in Exhibit D hereto, [***].

The Restored Rate shall be adjusted, as set forth in Exhibit D hereto, at the time of each Qualified Shop Visit.

[***].

In order to facilitate implementation and administration of the CFM Service Program, LAN shall promptly provide data and records as reasonably requested by the CFM Program Manager and provide the CFM Program Manager or his delegate reasonable access, on giving reasonable notice, to such records for inspection or audit [***].

The Popular Rate and Restored Rate shall escalate [*** ]in accordance with the formula set forth in Exhibit E hereto.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

7.2	Supplemental Services Pricing

7.2.1
CFM will charge LAN for Supplemental Services in accordance with the pricing set forth in Exhibit G hereto. The pricing for Supplemental Services shall escalate [***] in accordance with the formula set forth in Exhibit G hereto.

7.3	[***]

7.4	[***]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

8.	INVOICING AND PAYMENT TERMS

8.1	Invoicing for Popular and Restored Rate Services
For Popular Rate Services, no later than the fifth (5th) Day of each month, LAN will provide to CFM the time since new, cycles since new and average derate for each Engine serial number.  CFM will provide LAN an invoice no later than the fifteenth (15th) Day of the month for the prior month for services covered under the Popular Rates.
In addition, LAN will pay CFM for services covered and invoiced, in relation to each Engine, under a Restored Rate pursuant to Article 7.1 above [***].

8.2           Invoicing for Supplemental Services
CFM will invoice LAN for Supplemental Services as follows:

Following Redelivery, CFM will issue an invoice to LAN for the actual charges to complete the Supplemental Services.

8.3.	Payment terms
LAN will pay all invoices within [***] from the date of the invoice. All payments shall be transmitted electronically to CFM’s bank account as indicated on the invoice. Payment shall be effective upon receipt thereof.

Should LAN fail to make any payment when due, unless reasonably contested, CFM may charge a fee for late payment at a rate equal to the U.S. prime rate, as published in [***], plus [***], compounded daily on any unpaid balance commencing on the next Day after the payment due date until such time as the payment plus the late payment charges are received by CFM in full. Payments will be applied to any late payment fees then to the oldest outstanding amounts in order of succession. If LAN fails to make any payment, which is not the subject of a good faith dispute, when due, and does not cure such failure within [***] of such due date, CFM may terminate or suspend performance of all or any portion of this Service Agreement.  [***]

Should CFM fail to make a cash payment (if any) owed by CFM to LAN under the terms of this Services Agreement when due, unless reasonably contested, LAN may charge for such late payment at a rate equal to the U.S. prime rate, as published in [***], plus [***], compounded daily on any unpaid balance commencing on the next Day after the payment due date until such time as the payment plus the late payment charges are received by LAN in full.

In the event of a bona fide dispute regarding any the amount to be paid pursuant to any invoice, or any portion thereof, LAN shall within [***] of receipt of such invoice give written notice to CFM of such disputed invoice, or dispute portion thereof, together with reasonable substantiation of such dispute and any supporting documentation. CFM and LAN shall use their respective best efforts and allocate sufficient resources to resolve such dispute within [***] or as soon as practicable thereafter.  In the event the Parties fail to resolve any such dispute invoice within such period, the dispute shall be resolved by designating senior managers to reach a resolution. In the event of a resolution, CFM shall credit LAN, or LAN shall pay to CFM, as applicable, settled amount of the disputed portion of the invoice within [***] calendar days. [***].

9.	WARRANTY AND LIMITATION OF LIABILITY

For this Article 9, the term “CFM” shall be deemed to include CFM, GE and Snecma, the CFM Designated Repair Station and CFM’s subsidiaries, assigns, Services providers, and their respective directors, officers, employees, and agents.

9.1	Workmanship Warranties.

9.1.1	Services Warranty
All Services performed under this Service Agreement shall be free from defects in workmanship.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

For Engines repaired and Redelivered within [***] calendar months preceding expiration of this Service Agreement, if LAN claims a defect in workmanship within either [***] calendar months or [***] EFH following Redelivery, whichever comes first, and (a) LAN provides written notice to CFM of such defect within [***] of its discovery, and (b) LAN ships to CFM the part or component which gives rise to the claim, or, in cases in which shipment is commercially impracticable, makes such part or component reasonably available to CFM’s personnel; and (c) [***], CFM will provide or cause to provide the following:

i.	Repair or replacement of such defective workmanship or, at LAN’s election [***],
ii.	Pay LAN’s reasonable direct costs for such repairs, but in no event shall such costs exceed CFM’s internal costs of repair and,
iii.	Reimburse LAN for transportation expenses reasonably incurred and adequately documented by LAN in connection with the warranty claim.

[***].

9.1.2	Conditions and Limitation of Liability
This Services Warranty is applicable only if: the Engine, following Redelivery, (a) has been transported, stored, installed, operated, handled, maintained and repaired in accordance with the then-current AMM or CFM manuals, Airworthiness Directives, Service Bulletins or other relevant written instructions; (b) has not been altered, modified or repaired by anyone other than the CFM Designated Repair Station and its subcontractors; and (c) has not been subjected to accident, misuse, abuse or neglect [***].

Any warranty for Engines or parts, LRUs, components and material thereof, including the design, material or engineering defects of a manufacturer, will be the warranty, if any, of the manufacturer of such Engines or parts, LRUs, components or material thereof. For the avoidance of doubt, the warranties per Exhibit B, Section II of the GTA and the special guarantees per Section C.8 of Letter Agreement #1 to the GTA shall apply to Parts installed by the CFM DRS or its subcontractors under this Service Agreement.

The foregoing will constitute the sole remedy of LAN and the sole liability of CFM for defective workmanship relative to the Engines. The liability of CFM connected with or resulting from the Services warranty shall not in any event exceed the cost of correcting the defect as provided above, and, upon the expiration of the shortest period described therein ([***]), all such liability will terminate.  In no event shall CFM be liable for any special, expectation, consequential, incidental, resultant, indirect, punitive or exemplary damages (including loss of use, loss of profit or loss of revenue in connection with the Engines), other than in any case of gross negligence or willful misconduct on the part of CFM.

THE SERVICES WARRANTY SET FORTH HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES WHETHER WRITTEN, STATUTORY, ORAL OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE), [***].

9.2	Assignment of Warranties
LAN may not assign the Services warranty without CFM’s prior written consent. However, CFM will consent to a Services warranty assignment to LAN’s lessor and/or lender upon written request, subject to the terms and conditions of a mutually agreed warranty assignment letter.

9.3	Designation of CFM as Warranty Claims Administrator and Beneficiary
LAN will designate CFM as a claims administrator and beneficiary for all applicable Engine warranties and guarantees using the designation letter attached as Exhibit L. Such designation letter will automatically terminate upon the termination of the Agreement.

9.4	Pre-existing Warranties.
LAN will assure that any requested repair of an Engine, accessory or component that is covered under a third party warranty that is not assigned to CFM will be performed directly by that person at no expense to CFM.  Notwithstanding the above, CFM may accept a purchase order for the time and material repair of a warranted item from LAN or the person giving the warranty.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

9.5	Superseding Warranties.
During the Term of this Service Agreement, LAN acknowledges that the obligations undertaken by CFM hereunder supersede any warranties or other commercial obligations undertaken by CFM in any other agreement with LAN, including but not limited to the GTA. Upon termination of this Service Agreement, any such warranties or commercial obligations with remaining life will be restored to LAN.

10.	DELIVERY – REDELIVERY

10.1	Delivery
All Engines to be Serviced will be Delivered by LAN to [***] to be designated by CFM or another mutually agreed upon location. Such Engines will shipped within [***] following removal from the aircraft.  LAN will not Deliver parts or components for repair separate from an Engine without CFM’s written consent ([***]).

10.2	Packaging
LAN is responsible for all packaging, labeling and associated documentation of the Engine at Delivery, in accordance with the International Civil Aviation Organization’s (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air, and if the Engine is to be transported over the United States of America, the US Department of Transport Regulations 48 CFR 171-180.  If required by applicable law or regulations, LAN will further provide a material safety data sheet to CFM at Delivery of the Engine indicating any substances contained within the Engine to be consigned.  LAN will indemnify, defend and hold harmless CFM from all or any claims, liabilities, damages, judgments, costs, penalties, fines and/or any punitive damages imposed, alleged, or assessed by any third party against CFM and caused by and to the extent of LAN’s non-compliance with this Article 10.2.

10.3	Shipping Stands
LAN will provide and maintain all shipping stands, shipping containers, mounting adapters, inlet plugs and covers, required to package the Engine for Delivery and CFM will Redeliver the Engines with the shipping stands, shipping containers, mounting adapters, inlet plugs and covers provided by LAN.

10.4	Redelivery
CFM will prepare and package the Engine for Redelivery to LAN and provide a Services records package that complies with AAA regulations. CFM is responsible for all packaging, labeling and associated documentation of the Engine at Redelivery, in accordance with the International Civil Aviation Organizations (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air, and if the Engine is to be transported over the United States of America, the US Department of Transport Regulations 48 CFR 171-180.  If required by applicable law or regulations, CFM will further provide a material safety data sheet to Customer at Redelivery of the Engine indicating any substances contained within the Engine to be consigned. CFM will indemnify, defend and hold harmless LAN from all or any claims, liabilities, damages, judgments, costs, penalties, fines and/or any punitive damages imposed, alleged, or assessed by any third party against LAN and caused by and to the extent of CFM’s non-compliance with this Article 10.4.

Redelivery dates are based upon (i) receipt by CFM of all information from LAN necessary to permit CFM to proceed with the Services immediately and without interruption; and (ii) LAN’s compliance with the payment terms of this Service Agreement.

In the event Redelivery of an Engine cannot occur due to any act or failure to act by LAN, CFM may place such Engine into storage. In such event, CFM will notify LAN and CFM’s Redelivery obligations will be deemed fulfilled and all risk of loss or damage to the Engine shall pass to LAN on the date of such storage (save as to any such loss or damage caused by CFM’s gross negligence or willful misconduct). Any amounts payable to CFM upon Redelivery will be payable [***] days after the date of receipt of CFM’s invoice. Promptly upon receipt of CFM’s invoice, LAN will reimburse CFM for all expenses incurred by CFM, including, but not limited to, preparation for and placement into storage, handling, inspections, preservation and insurance of the Engine. Upon payment of all amounts due hereunder, CFM will assist and cooperate with LAN in the removal of Engine that has been placed in storage.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

11.	TURN AROUND TIME

11.1	Qualified Shop Visits
For Qualified Shop Visits, CFM will exercise all reasonable efforts to meet a Turn Around Time (“TAT”) of [***] Days. The Parties agree that there shall be an additional [***] Days to allow for the shipment of the Engine from the point of Delivery to the CFM Designated Repair Station and back, except in case of any delays outside of CFM’s control, including, but not limited, to customs clearance.

11.2	Supplemental Services
The TAT shall be extended by the time taken to perform any Supplemental Services, which cannot be reasonably performed in conjunction with the Covered Services described in Article 5.1.1.(ii) of this Service Agreement. [***] shall be added to the TAT for Engines received with QEC attached.

11.3	[***]

11.3.1	[***]

11.3.2	[***]

12.	ADDITION TO/ REMOVAL FROM SERVICE AGREEMENT

12.1	Addition of Engines
LAN and CFM may agree to amend Exhibit B to add engines to the Service Agreement after the Commencement Date. For each added engine, LAN will provide information, including, but not limited to, the engine serial number, aircraft tail number (if applicable), previous operator (if any), current owner, operating time and flight cycles since new and, if applicable, the operating time and flight cycles since the last shop visit, shop visit reports, historic thrust and derate information and applicable thrust rating. CFM will evaluate [***] the effect on the Rate Per Flight Hour pricing for that engine, taking into consideration effects on the fleet size, age and condition of the engines and other commercial considerations and may adjust the Rate Per Flight Hour pricing for that engine accordingly.

12.1.1	[***]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

12.2	Removal of Engines
LAN may remove Engines from this Service Agreement upon advance written notice, only if LAN is no longer operating the Engines and is no longer responsible for maintenance of the Engines for the following reasons:

[***]

Any Engine removal will be subject to the reconciliation provisions set forth below, except if otherwise expressly provided.

[***]

Maximum Removals.  If the number of Engines decreases to less than [***] of the number of Engines expected to have been delivered to LAN in accordance with Exhibit B as at the time of any Engine removal, CFM may terminate this Service Agreement upon written notice to LAN. [***].

12.3	EFH Minimum
[***].

13.	COMMUNICATION

CFM will assign a program manager, at no cost to LAN, who will be the point of contact for LAN with respect to implementation of the CFM Service Program (the “CFM Program Manager”).

LAN will also designate a point of contact to communicate with the CFM Program Manager.

The CFM Program Manager will:
a.	Draft a Procedures Manual following execution of this Service Agreement and prior to first Aircraft delivery to LAN and submit it to LAN for approval, such approval not to be unreasonably withheld;

b.
Work with LAN, on a monthly basis, to develop a Removal Schedule which will identify by serial number the Engine(s) to be removed during the following six (6) month period, the anticipated reason for removal of each, and the schedule for Delivery.

c.	Work with LAN, on a quarterly basis, to develop the Repair Specification.

d.	[***].

e.	[***].

14.	GENERAL TERMS AND CONDITIONS

General terms and conditions provided in Exhibit I are an integral part of this Service Agreement.

Counterparts: This Service Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Parties shall together constitute one and the same document and be an original Service Agreement for all purposes.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

IN WITNESS WHEREOF, the Parties hereto have executed this Service Agreement as of the day and the year first above written.

CFM INTERNATIONAL, Inc.	LAN AIRLINES S.A.

BY: _______________________________	BY: ______________________________

___________________________________	__________________________________

PRINTED NAME: ____________________	PRINTED NAME: ___________________

___________________________________	__________________________________

TITLE: _____________________________	TITLE: ___________________________

___________________________________	__________________________________

LAN AIRLINES S.A.

BY: ______________________________

__________________________________

PRINTED NAME: ___________________
__________________________________

TITLE: ___________________________

__________________________________

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

EXHIBITS

EXHIBIT A:	DEFINITIONS

EXHIBIT B:	ENGINES COVERED AND OPERATIONAL PARAMETERS

EXHIBIT B-1:	OPTION AIRCRAFT

EXHIBIT C:	SHOP VISIT DATA

EXHIBIT D:	PRICE ADJUSTMENT MATRIX

EXHIBIT E:	ESCALATION – RATE PER ENGINE FLIGHT HOUR

EXHIBIT F:	LRU

EXHIBIT G:	SUPPLEMENTAL SERVICES PRICING

EXHIBIT H:	CFM DESIGNATED REPAIR STATION

EXHIBIT I:	GENERAL TERMS AND CONDITIONS

EXHIBIT J:	ON-SITE SUPPORT

EXHIBIT K:	FLIGHTLINE LRU SUPPORT

EXHIBIT L:	DESIGNATION LETTER

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

EXHIBIT A: DEFINITIONS

Capitalized terms used in the recitals and elsewhere in the Service Agreement but not otherwise defined in this Service Agreement will have the following meanings:

“Act of God” – An event that directly and exclusively results from the occurrence of natural causes beyond the reasonable control of the Parties.

“Additional Services” - The Services described in Article 5.2.

“Aircraft Accident” - An occurrence caused by the operation of an aircraft in which any person suffers a fatal injury or serious injury as a result of being in or upon the aircraft or by direct contact with the aircraft or anything attached to the aircraft, or in which the aircraft receives damage or a third party’s property is damaged in any way.

“Aircraft Incident” - An occurrence, other than an Aircraft Accident, caused by the operation of an aircraft that affects or could affect the safety of operations and that is investigated and reported. [***].

“Airworthiness Directive” or "AD" - A document issued by the AAA having jurisdiction over the Engines, identifying an unsafe condition relating to such Engines and, as appropriate, prescribing inspections and the conditions and limitations, if any, under which the Engines may continue to operate.

“AMM” – Aircraft Maintenance Manual.

“Approved Aviation Authority” or “AAA” - As applicable, the Federal Aviation Administration of the United States (“FAA”), the European Aviation Safety Authority (“EASA”), the DGAC of Chile (“DGAC”) or such other equivalent foreign aviation authority, [***].

“ATA 300” shall mean Specification for packaging of airlines supplies. Published by the Air Transport Association.

“Beyond Economic Repair” or “BER” - When the cost, calculated on a Supplemental Services basis, to restore an Engine to the requirements of the Repair Specification exceeds [***].

“Campaign Change” – A campaign change will be declared by CFM when a new Part introduction (as a consequence of a design change), Part modification, Part inspection, or premature replacement of an Engine or Module is required by a time compliant CFM Service Bulletin or FAA or or EASA or DGAC Airworthiness Directive.

“CFM Designated Repair Station” or “CFM DRS” or “DRS” - The repair facilities designated by CFM, which are certified by the AAA to perform the Services hereunder and where Services are performed on Engines.

“CFM Service Program” - All off-wing work required on an Engine to restore the Engine to Serviceable condition in accordance with the Repair Specification, the Workscope and the terms of this Service Agreement, including Supplemental Services.

“CLP” - The manufacturer's Current catalog or manufacturer’s Current list price pertaining to a new Engine or part thereof.

“Commencement Date” – Has the meaning provided in Article 3.

“Contracted Hours” - the Annual Utilization, as described in Exhibit B of this Service Agreement, multiplied by number of Engines multiplied by the number of years in the Term for each Engine.

“Covered Services” - The Services described in Article 5.1.

“Current” - As of the time of the applicable Service or determination.

“Day” - Calendar day (excluding Saturday and Sunday) unless expressly stated otherwise in writing.  If performance is due in a country on a day where that day is a public holiday, performance will be postponed until the next day which is not a public holiday or a Saturday or Sunday.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

“Delivery” - The arrival of an Engine together with all applicable records and required data [***], International Chamber of Commerce, Incoterms 2000, [***] or as otherwise agreed by the Parties, whereby LAN fulfills the obligations of seller and CFM fulfills the obligations of buyer.  "Deliver" will mean the act by which LAN accomplishes Delivery.

“Delivery Point” – in the case of Flightline LRU Support, [***].

“Dollars” or "U.S. $" - The lawful currency of the United States of America.

“Engine” - Each bare engine assembly or, as applicable, Engine module, which is the subject of this Service Agreement and identified in Exhibit B, including its essential components as described in Exhibit F. For the avoidance of doubt this definition includes both installed engines and spare engines as identified in Exhibit B.

“Engine Flight Hour” or “EFH” - Engine flight hour expressed in hourly increments of aircraft flight [***].

“Entry Into Service” - The date when the Engine is delivered to LAN by the airframer or by CFM, as a New Engine.

“FIM” – Fault Isolation Manual.

[***].

“Induction” - The date work commences on the Engine at the CFM Designated Repair Station when all of the following have taken place: (i) arrival of the Engine and required data at the CFM DRS, (ii) Parties’ approval of the preliminary Workscope, [***].

“Life Limited Part” or "LLP"- A part with a limitation on use established by CFM or the AAA, stated in cumulative EFH or cycles, as listed in Exhibit A of the GTA.

“LLP Minimum Build” - The minimum quantity of cycles and/or EFH that every LLP must have remaining at the completion of a Performance Restoration Shop Visit. The LLP Minimum Build shall be the threshold used to determine which LLP are replaced at a Performance Restoration Shop Visit.

“Line Replaceable Unit” or “LRU” - A control or accessory that is mounted on the external portion of an Engine, as listed in Exhibit F.

“New Engine” - An Engine which has not undergone a shop visit, which has less than [***] EFH since new and which contains only CFM approved parts and CFM approved repairs.

“On-Site Support” or “OSS” - Has the meaning provided in Article 5.2.1.

“Part” - A part originally sold by CFM.

“Performance Restoration Shop Visit” – The Services performed during a shop visit in which, at a minimum, any one of the following modules is exposed, disassembled and subsequently refurbished: the high-pressure compressor, high-pressure turbine, combustor chamber or stage one low pressure turbine nozzle.

“Pool” – means the collective reference to Serviceable LRUs necessary for Standard Exchange as listed in Exhibit K.

“Popular Rate” or “Popular Rate per Engine Flight Hour“ – The Popular Rate per Engine Flight Hour provided in Article 5.1.

“Primary Hub” – The main airport where LAN performs the majority of its engine removal.

“Procedures Manual” - A separate document, not part of this Service Agreement, which provides detailed procedures and guidance for the administration of this Service Agreement.  In case of conflict between the Procedures Manual and this Service Agreement, this Service Agreement will prevail.

“Qualified Shop Visit” – Has the meaning provided in Article 5.1.1.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

“QEC” – Quick Engine Change.

“Rate” or “Rate Per Engine Flight Hour” – The rate for Covered Services or Additional Services as set forth in Article 7.

“Redelivery” - The shipment of a Serviceable Engine with legally required certifications, [***], International Chamber of Commerce, Incoterms 2000, at a location in [***] to be designated by CFM or as otherwise agreed by the Parties, whereby LAN fulfills the obligations of buyer and CFM fulfills the obligations of seller.  "Redeliver" will mean the act by which CFM completes Redelivery.

“Removal Schedule” - The schedule jointly developed by CFM and LAN for Engine removal off wing for Services or Engine removal from operation. [***].

[***]

“Repair Specification” - The LAN repair specification which establishes the minimum baseline to which an Engine or part thereof will be inspected, repaired, modified, reassembled and tested to make and Engine Serviceable.  Such Repair Specification will meet or exceed the recommendations of CFM's operational specifications, applicable CFM maintenance or overhaul manuals and LAN's maintenance plan that has been approved by the AAA. [***].

“Repairable” - Capable of being made Serviceable.

[***]

“Rotable Part” - A new or used Serviceable Part drawn from a common pool of Parts used to support one or more customers. A Rotable Part replaces a similar Part removed from an Engine when such removed Part requires repair.

“Scrapped Parts” - Those Parts or parts determined by CFM to be Unserviceable and BER.

“Service(s)” - With respect to an Engine or part thereof, all or any part of those maintenance, repair and overhaul services provided under this Service Agreement as either Covered Services or Supplemental Services.  “Serviced” will be construed accordingly.

“Service Agreement” - This Service Agreement, as the same may be amended or supplemented from time to time, including all its Exhibits.

“Service Bulletin” or "SB" - The document as issued by CFM to notify the operator of modifications, substitution of parts, special inspections, special checks, or conversion of an Engine from one model to another.

“Serviceable” - Meeting all specified standards for airworthiness prescribed by CFM, and AAA. This will also include the standards for airworthiness prescribed by the aviation authority having jurisdiction over the aircraft on which the Engine is installed.

“Standard Exchange” – In the case of Flightline LRU Support, means any exchange of an Unserviceable equipment with a Serviceable one which is available and fully interchangeable with such Unserviceable equipment.

“Supplemental Charges” – Has the meaning provided in Article 7.2.

“Supplemental Services” - Those Services provided pursuant to Article 5.3.

“Term” – Has the meaning provided in Article 3.

“Termination” - The ending of this Service Agreement before the expiration of the Term, as specified in Exhibit I, Article 2 Termination herein below.

“TSM” – Trouble Shooting Manual.

[***]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

“Unserviceable” - Not meeting all specified standards for airworthiness prescribed by CFM and AAA. This will also include the standards for airworthiness prescribed by the aviation authority having jurisdiction over the aircraft on which the Engine is installed.

“Workscope” - Has the meaning provided in Article 6.3.

“Workscope Planning Guide” - The document published by CFM which describes the “on condition” maintenance concept for the Engines.  This document communicates the timing and extent of work required to enable operators to achieve reliability, performance, and maintenance cost goals.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

EXHIBIT B:      ENGINES COVERED AND OPERATIONAL PARAMETERS

The Engines covered by this Service Agreement are set forth below.  [***].

Aircraft Delivery Schedule / Install + Spare Engine

[***]

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

[***]

Installed Engines and Spare Engines Operating Parameters:

[***]

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EXHIBIT B-1:    [***]

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EXHIBIT C:   SHOP VISIT DATA

•	Engine Operator

•	Engine Model

•	Engine Serial Number

•	Engine Time and Cycles Since New

•	Engine Time and Cycles Since last Shop Visit

•	Shop Visit Rank

•	Reason for Shop Visit
-	Prime cause,
-	Scheduled/unscheduled,
-	More detailed description

•	Engine Airworthiness Directive and/or Services Bulletin status

•	All Engine information and records, set forth in the Procedures Manual

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EXHIBIT D: PRICE ADJUSTMENT MATRIX

[***]

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[***]

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[***]

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[***]

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EXHIBIT E:  ESCALATION – Rate Per Engine Flight Hour

The Rate Per Engine Flight Hour will be adjusted on a yearly basis for fluctuation of the economy as described below:

[***].

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EXHIBIT F:  LRU

[***]	[***]

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EXHIBIT G:     SUPPLEMENTAL SERVICES PRICING

[***]

[***]
[***]
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[***]	[***]	[***]
[***]	[***]	[***]
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[***]	[***]	[***]
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[***]

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EXHIBIT G CONTINUED:  SUPPLEMENTAL SERVICES PRICING – [***]

1. Basis: All prices are stated in 2010 United States Dollars [***].

[***]
[***]
[***]

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EXHIBIT G CONTINUED:  SUPPLEMENTAL SERVICES PRICING – FIXED PRICE LABOR SCHEDULE

[***]

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EXHIBIT H:  CFM DESIGNATED REPAIR STATION

[***]

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EXHIBIT I: GENERAL TERMS AND CONDITIONS

Table of Contents

ARTICLE 1	-	LIMITATION OF LIABILITY AND INDEMNIFICATION

ARTICLE 2	-	TERMINATION

ARTICLE 3	-	TAXES

ARTICLE 4	-	EXCUSABLE DELAY

ARTICLE 5	-	PATENTS

ARTICLE 6	-	INFORMATION AND DATA

ARTICLE 7	-	GOVERNMENTAL AUTHORIZATION & EXPORT SHIPMENT

ARTICLE 5	-	WAIVER OF IMMUNITY

ARTICLE 9	-	NOTICES

ARTICLE 10	-	LIENS

ARTICLE 11	-	APPLICABLE LAW – DISPUTE RESOLUTION

ARTICLE 12	-	MISCELLANEOUS

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

ARTICLE 1 – LIMITATION OF LIABILITY AND INDEMNIFICATION

A.
Total Liability.  The total liability of CFM for any and all claims, whether in contract, warranty, tort (including negligence but excluding gross negligence and willful misconduct), product liability, patent infringement or otherwise, for any damages arising out of, connected with or resulting from the Service Agreement or the performance or non-performance of any Service or from the manufacture, sale, Redelivery, resale, repair, overhaul, replacement or use of the Engine or any item or part thereof, will not exceed [***] on which the Service giving rise to the claim was performed. Notwithstanding the foregoing, in no event will either Party have any liability hereunder, whether as a result of breach of contract, warranty, tort (including negligence but excluding gross negligence and willful misconduct), product liability, patent infringement or otherwise, for any special, consequential, incidental, resultant or indirect damages, (including, without limitation, loss of: use, profit, revenue or goodwill) or punitive or exemplary damages. [***].

In no event will CFM have any liability hereunder, whether as a result of breach of contract, warranty, tort (including negligence but excluding gross negligence and willful misconduct), product liability, patent liability, or otherwise, for the design, material, workmanship, engineering defects or product liability and any damages whatsoever, including damages to personal property and for personal injury or death, caused in any way by the manufacturer of the parts, LRU’s, components or material, thereof, or related thereto.

[***].

In the event LAN uses non-CFM parts or non-CFM approved LRU’s, parts or repairs in an Engine and such LRU’s, parts or repairs cause personal injury, death or property damage to third parties, LAN shall indemnify and hold harmless CFM from all claims and liabilities associated therewith. The preceding indemnity shall apply whether or not CFM was provided a right under this Service Agreement to remove such LRU’s, parts or repairs, and irrespective of the exercise by CFM of such right. [***].

B.
Definition.  For the purpose of this Article 1, the term "CFM" is deemed to include CFM and its parent and affiliated companies, the subcontractors and suppliers of any Services furnished hereunder, and the directors, officers, employees, agents and representatives of each.

ARTICLE 2 - TERMINATION

A.	Termination Events. The Service Agreement may be terminated as follows:

Late Payment.  In the event that LAN fails to make payments to CFM within the time periods specified herein, CFM may terminate all or any portion of this Service Agreement upon [***] written notice to LAN, unless LAN cures such failure within such period following receipt of this notice.

Insolvency.  Either Party may terminate or suspend performance of all or any portion of this Service Agreement if the other Party: (A) makes any agreement with creditors due to its inability to make timely payments of its debts; (B) enters into bankruptcy or liquidation, whether compulsory or voluntary; (C) becomes insolvent; or (D) becomes subject to the appointment of a receiver of the whole or material part of its assets.

Material Breach.   Either Party may terminate this Service Agreement upon [***] Days written notice to the other for failure to comply with any material provision of this Service Agreement unless the failure has been cured or the Party in breach has substantially effected all acts required to cure the failure prior to such [***] (except for late payment, as described in Paragraph A.1 above).

Maximum Removals.  If at any time during the Term of this Service Agreement, the number of Engines decreases to less than eighty percent (80%) of the number of Engines listed in Exhibit B, CFM may terminate this Service Agreement immediately upon written notice to LAN.

B.
Activity After Termination.  In the event the Service Agreement is terminated, the following shall cumulatively apply, in addition to any other right or remedy allowable under this Service Agreement or applicable law:

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

Payment for Services Performed.  In the event of termination of this Service Agreement for any reason, LAN will pay CFM for all Services or work performed by or caused to be performed by CFM up to the time of such termination under the applicable terms and prices of this Service Agreement including all costs, fees, and charges incurred by CFM in providing support and material under this Service Agreement, including lease engines to the extent that LAN is responsible for the payment of such sums in accordance with this Service Agreement.  [***].

Reconciliation. In addition to the above, the terms of the reconciliation under the removal of Engines provisions of Article 12 of the Service Agreement will apply.

Work in Process, Redelivery of  LAN’s Engines.  Upon the termination or expiration of this Service Agreement, CFM will complete all work in process in a diligent manner and Redeliver all Engines, parts and related documentation, provided that LAN (a) has paid in full all charges for all such Services and material, plus all costs, fees and penalties, incurred by CFM in providing support, including any lease engines, to the extent that LAN is responsible for the payment of such sums in accordance with this Service Agreement, and (b) has returned all lease engines provided under this Service Agreement.

ARTICLE 3 – TAXES

A.
Taxes, Duties, or Charges. In addition to the price for the Services, [***], upon demand, all taxes (including, without limitation, sales, use, excise, turnover or value added taxes), duties, fees, charges or assessments of any nature (but excluding any income taxes) (hereinafter “Taxes”) assessed or levied in connection with performance of this Service Agreement.

B.
Reimbursement/Refund. If payment of any such Taxes is made by CFM (or the applicable affiliated company), LAN will reimburse CFM (or the applicable affiliated company) upon demand, such reimbursement including, inter alia, penalties and interest levied on CFM (or the applicable affiliated company). CFM will use all reasonable efforts to obtain a refund thereof. [***].

C.
Withholdings. If LAN deducts any Taxes (“Charges”) with respect to any amounts payable to CFM under this Service Agreement, LAN shall pay such additional amounts to CFM so that the payment received by CFM net of all such Charges shall be equal to the payment amounts stated as due to CFM under this Service Agreement. [***]. To facilitate the utilization by CFM of tax credits generated by such withholding, and therefore facilitate remittance of said recovery to LAN, LAN shall provide documentation and assistance in a timely manner to CFM.

D.	[***].

ARTICLE 4 - EXCUSABLE DELAY

A.
Excusable Delay.   Either Party will be excused from, and will not be liable for, any delay in performance or failure to perform hereunder (except for the obligation to pay money or credit or debit an account which will not be excused hereunder), and will not be deemed to be in default for any delay in or failure of performance hereunder due to causes beyond its reasonable control.  Such causes will be conclusively deemed to include, but not be limited to [***] (including disruption of technology resources), or transportation shortages (each an “Excusable Delay”). [***].

B.
Continuing Obligations.  Article 4.A will not, however, relieve either Party from using its commercially reasonable efforts to avoid or remove such causes of delay and continue performance with reasonable dispatch when such causes are removed.  [***].

C.
Extended Delay Termination.  If delay resulting from any of the foregoing causes extends for more than [***] and the Parties have not agreed upon a revised basis for continuing the Services, including any adjustment of the price, then either Party, upon [***] written notice to the other, may terminate the purchase order that covers the delayed Services.

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

ARTICLE 5 – PATENTS

A.
Claims.  CFM shall handle all claims and defend any suit or proceeding brought against LAN insofar as based on a claim that, without further combination, any material or process used in the repair of any items furnished under this Service Agreement constitutes [***]. This paragraph shall apply only to the extent that such material or process is so used to CFM's specification.

B.
Liability.  CFM's liability hereunder is expressly conditioned upon LAN promptly notifying CFM in writing and giving CFM exclusive authority, information and assistance (at CFM's expense) for the handling, defense or settlement of any claim, suit or proceeding. In case such material or process is held in such claim, suit or proceeding to constitute infringement and the use of said material or process is enjoined, CFM shall, at its own expense and at its option either (1) settle or defend such claim or suit or proceeding arising therefrom, or (2) procure for LAN the right to continue using said material or process in the item repaired under the Service Agreement, or (3) replace same with an item satisfactory and incorporating non-infringing material or process, or (4) modify same so it becomes satisfactory and non-infringing, or (5) refund the repair price applicable to such material or process. CFM shall not be responsible to LAN or to any third party, for incidental or consequential damages, including, but not limited to, costs, expenses, liabilities and/or loss of profits resulting from loss of use under this Article 5. [***].

C.
Indemnification.  The preceding paragraph B shall not apply: (1) to any material or process or part thereof of LAN design or specification, or used at LAN’s direction in any repair under the Service Agreement, or (2) to the use of any material or process furnished under the Service Agreement in conjunction with any other apparatus, article, material or process.  As to any material or process or use described in part (1) of the preceding sentence, CFM assumes no liability whatsoever for patent or copyright infringement, and LAN shall, in the same manner as CFM is obligated to LAN above, indemnify, defend and hold CFM harmless from and against any claim or liability, including costs and expense in defending any such claim or liability in respect thereto.

D.
Remedy.  THE FOREGOING SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY OF  LAN AND THE SOLE LIABILITY OF CFM FOR PATENT OR COPYRIGHT INFRINGEMENT BY ANY MATERIAL OR PROCESS AND IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 1, “LIMITATION OF LIABILITY AND INDEMNIFICATION.”  THE PATENT WARRANTY OBLIGATIONS RECITED ABOVE ARE IN LIEU OF ALL OTHER PATENT WARRANTIES WHATSOEVER, WHETHER ORAL, WRITTEN, EXPRESSED, IMPLIED OR STATUTORY (INCLUDING ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE).

ARTICLE 6 - NON DISCLOSURE

A.
Non-Disclosure.  Unless the Parties otherwise agree herein or further in writing, any of the terms of the Service Agreement or any knowledge, information or data which the Parties have or may disclose to each other shall be held in confidence and may not be either disclosed or used for any purpose, except:

1.
To the extent required by government agencies and courts for official purposes, disclosure may be made to such agencies and courts. In such event, a suitable restrictive legend limiting further disclosure shall be applied.

2.	The existence of the Service Agreement and its general purpose only may be stated to others by either of the Parties without approval from the other.

3.
CFM may disclose the same to its parents, affiliates, subsidiaries, joint venture participants, engineering service provider, or consultants as needed to perform the Services provided under this Service Agreement. LAN may disclose the same as required to be disclosed in the normal course of LAN's business to LAN's attorneys, accountants, advisors, auditors and rating agencies on a need-to-know basis [***].

CFM PROPRIETARY INFORMATION – SUBJECT TO RESTRICTIONS ON THE FIRST PAGE

The preceding clause will not apply to information which (1) is or becomes part of the general public knowledge or literature otherwise than as a result of breach of any confidentiality obligation owed by either Party to the other hereunder, or (2) was, as shown by written records, known to the receiving party prior to receipt from the disclosing Party.

B.
Intellectual Property.  Nothing contained in this Service Agreement will convey to either Party the right to use the trademarks of the other, or convey or grant to LAN any license under any patent owned or controlled by CFM.

ARTICLE 7 - GOVERNMENTAL AUTHORIZATION & EXPORT SHIPMENT

LAN shall be the importer and/or exporter of record for Chile; CFM shall act as the importer and exporter of record in the country where the Designated Repair Station is located [***]. The applicable importer or exporter of record shall be responsible for the timely application for, obtaining and maintaining any required authorization, such as export license, import license, exchange permit or any other required governmental authorization relating to the related imported or exported Engine, and shall be responsible for complying with all U.S., French and other foreign government licensing and reporting requirements. At either Party’s request and expense, the other Party will assist the requesting Party in its application for any required export or import licenses. CFM will not be liable if any authorization is not renewed or is delayed, denied, revoked or restricted, and LAN will not thereby be relieved of its obligation to pay for Services performed by CFM. All transported Engines will be subject to (i) all applicable U.S. export laws, including but not limited to the U.S. Export Administration Regulations and International Traffic in Arms Regulations and (ii) the French export control regulations. LAN agrees not to dispose of U.S. or French origin items provided by CFM other than in and to the country of ultimate destination and/or as identified in an approved government license or authorization, except as said laws and regulations may permit.

ARTICLE 8 - WAIVER OF IMMUNITY

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ARTICLE 9 - NOTICES

A.
Acknowledgement.  Any notices under this Service Agreement shall be in writing and be delivered or sent by mail, express/shipping service or electronic transmission to the respective Parties at the following addresses, which may be changed by written notice:

TO:

LAN AIRLINES S.A.	CFM INTERNATIONAL SA
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B.
Effect of Notices.  Notices will be effective and will be deemed to have been given to (or “received by”) the recipient: (A) upon delivery, if sent by courier, express mail, or delivered personally; (B) on the next business day following receipt, if sent by facsimile; or (C) on the fifth (5th) day after posting (or on actual receipt, if earlier) in the case of a letter sent prepaid first class mail.

ARTICLE 10 – LIENS

A.
Other Liens. LAN: acknowledges that CFM has the legal right to assert mechanic’s liens or other statutory or common law liens under applicable law (foreign or domestic) against Engines following performance of Services under this Service Agreement, With respect to Engines leased to LAN, CFM understands that LAN has been authorized and required by the owners to cause Services to be performed.  CFM may, at its option, notify the owners of the existence of this Service Agreement and CFM’s lien rights arising from performance of Services.

B.
Enforcement.  If LAN fails to tender any payment owing under this Service Agreement and CFM initiates foreclosure with respect to any Engine pursuant to a mechanic’s lien, then LAN agrees to supply to CFM all records, log books and other documentation pertaining to the maintenance condition of the Engine, and a certificate either (i) certifying that the Engine has not been involved in any Aircraft Accident or Incident or (ii) specifying the date and facts surrounding any Accident or Incident in which the Engine has been involved and the nature and extent of the damage sustained (such records, log books, certificate and other documentation referred to hereinafter as the “Engine Documents”). The Parties recognize that the failure by LAN to deliver the Engine Documents may have a material, adverse effect on the value of any Engine with respect to which foreclosure has been initiated by CFM and the ability of CFM to sell or lease the Engine.

ARTICLE 11 – APPLICABLE LAW – DISPUTE RESOLUTION

A.
Applicable Law. This Service Agreement shall be construed, interpreted and applied, and the legal relations between the Parties determined, in accordance with the laws of the State of New York (U.S.A.). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Service Agreement

Dispute Resolution. If any dispute arises relating to this Service Agreement, the Parties will endeavor to resolve the dispute amicably, including by designating senior managers who will meet and use commercially reasonable efforts to resolve any such dispute.  If the Parties’ senior managers do not resolve the dispute within sixty (60) days of first written request, either party may request that the dispute be settled and fully and finally determined by binding arbitration, in accordance with the International Chamber of Commerce pursuant to its rules of Conciliation and Arbitration, by one or more arbitrators appointed in accordance with said rules.  The place of arbitration and hearings shall be New York, USA. The arbitration shall be in English and the opinion shall be rendered in English. The arbitration award shall be final and binding by any Party in any court of competent jurisdiction, and shall waive any claim appeal whatsoever against it, [***]. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing Party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Service Agreement. All statements made or materials produced in connection with this dispute resolution process and arbitration are confidential and will not be disclosed to any third party except as required by law or subpoena. The Parties intend that the dispute resolution process set forth in this Article will be their exclusive remedy for any dispute arising under or relating to this Service Agreement or its subject matter.

C.
Exception.  Either Party may at any time, without inconsistency with this Article, seek from a court of competent jurisdiction any equitable, interim or provisional relief to avoid irreparable damage.  This Article will not apply to and will not bar litigation regarding claims related to a Party’s proprietary or intellectual property rights, nor will this Article be construed to modify or displace the ability of the Parties to effectuate any termination contemplated in Article 2.

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ARTICLE 12 - MISCELLANEOUS

A.
Assignment of Service Agreement.. This Service Agreement, any related purchase order or any rights or obligations hereunder may not be assigned, in whole or in part, without the prior written consent of the other Party, except that LAN’s consent will not be required for an assignment by CFM to one of CFM’s affiliates [***]. However, notwithstanding CFM’s assignment to any such affiliate, CFM shall remain responsible for the performance of any and all obligations so assigned. Any assignment in contradiction of this clause will be considered null and void.

B.
Beneficiaries. Except as otherwise expressly provided to the contrary, the rights herein granted and this Service Agreement are for the benefit of the Parties hereto and are not for the benefit of any third person, firm or corporation, except as expressly provided herein.

C.
Survival Of Certain Clauses. The rights and obligations of the Parties under the following Articles of this Service Agreement as amended, and related Exhibits shall survive the expiration, termination or completion of this Service Agreement:

- Limitation of Liability and Indemnification
- Taxes
- Patents
- Non Disclosure
- Governmental Authorization & Export Shipment
- Waiver of Immunity
- Applicable Law – Dispute Resolution
- Miscellaneous

D.
General Rules of Contract Interpretation.  Article and paragraph headings contained in this Service Agreement are inserted for convenience of reference only and do not limit, affect or restrict in any way the meaning and the interpretation of this Service Agreement.  Words used in the singular shall have a comparable meaning when used in the plural and vice versa, unless the contrary intention appears. Words such as “hereunder”, “hereof” and “herein” and other words beginning with “here” refer to the whole of this Service Agreement, including amendments. References to Articles, Sections, Paragraphs or Exhibits will refer to the specified Article, Section, Paragraph or Exhibit of this Service Agreement unless otherwise specified.

E.
Language.  The English language will be used in the interpretation and performance of this Service Agreement.  All correspondence and documentation arising out of or connected with this Service Agreement and any related purchase order(s), including Engine records and Engine logs, will be in the English language.

F.
Severability.  The invalidity or unenforceability of any part or provision of this Service Agreement, or the invalidity of its application to a specific situation or circumstance, shall not affect the validity legality and enforceability of the remainder of this Service Agreement, or its application to other situations or circumstances. In addition, if a part of this Service Agreement becomes invalid, the Parties will endeavour in good faith to reach agreement on a replacement provision that will reflect, as nearly as possible, the intent of the original provision.

G.
Non-Waiver. Any failure or delay in the exercise of rights or remedies hereunder will not operate to waive or impair such rights or remedies.  Any waiver given will not be construed to require future or further waivers.

H.
Currency Judgment.  This is an international transaction in which the specification of United States Dollars is of the essence.  No payments required to be made under this Service Agreement will be discharged by payments in any currency other than United States Dollars, whether pursuant to a judgment, arbitration award or otherwise.

I.
No Agency Fees.  LAN represents and warrants that no officer, employee, representative or agent of LAN has been or will be paid a fee or otherwise has received or will receive any personal compensation or consideration by or from CFM in connection with the obtaining, arranging or negotiation of this Service Agreement or other documents entered into or executed in connection herewith.

J.	No Agency. Nothing in this Service Agreement will be interpreted or construed to create a partnership, agency or joint venture between CFM and LAN.

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K.	Titles/Subtitles. The titles and subtitles given to the sections of the Service Agreement are for convenience. They do not limit or restrict the context of the article or section to which they relate.

L.
Entire Agreement ; Modification. This Service Agreement, together with its Exhibits and any amendment (or Letter Agreement relating hereto, if any), contains and constitutes the entire understanding and agreement between the Parties respecting the subject matter hereof, and supersedes and cancels all previous negotiations, pre-existing agreements, commitments and writing in connection herewith.  This Service Agreement may not be released, discharged, abandoned, supplemented, modified or waived, in whole or in part, in any manner, orally or otherwise, except by a writing of concurrent or subsequent date signed and delivered by a duly authorized officer or representative of each of the Parties hereto making specific reference to this Service Agreement and the provisions hereof being released, discharged, abandoned, supplemented, modified or waived.

M.
Counterparts.  This Service Agreement may be executed in one or more counterparts, all of which counterparts will be treated as the same binding agreement, which will be effective as of the date set forth on the first page hereof, upon execution by both Parties and delivery by each Party hereto to the other Party of one or more such counterparts.

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EXHIBIT J: ON-SITE SUPPORT

SERVICES

CFM On-Site Support will provide on wing support technicians, along with special tooling, to perform flight-line services, on wing and off wing inspection, maintenance, and repair of Engines as specified in a mutually executed work order by LAN. Such Engine support services may be provided, as designated by LAN and agreed by service provider (such agreement not to be unreasonably withheld) at LAN’s facilities or at repair facilities owned by CFM On-Site Support or its affiliates.  All Services provided shall be in accordance with its standard commercial quality control policies, procedures, and practices, that are in accordance with an approved repair station and that are auditable upon contract signature. A turn-time estimate for each workscope for acceptance by LAN prior to beginning of work will be provided.

FIXED WORKSCOPE PRICING

Fixed Prices for workscopes provided by CFM On-Site Support include the labor charges involved in preparation and execution of the workscope requiring normal manpower and tooling in normal work conditions. It does not include consumables or other charges that may be applicable. Prices are stated in Year 2010 U.S. Dollars.

CFM56 Fixed Workscope Pricing
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EXHIBIT K:  FLIGHTLINE LRU SUPPORT

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EXHIBIT L:      DESIGNATION LETTER

[Customer Letterhead]

[Name and address of Original Engine Manufacturer]

Attn:	Manager Warranty Programs

Re:           Designation of CFM as Claims Administrator and Engine Benefits Recipient.

1. [________________] (“Customer”) and [_________________] (“OEM”) entered into General Terms Agreement Number [____________________] dated [_________] (the “GTA”), for the purchase by Customer of [_________] (“Engine”) equipped [______________] (“Aircraft”) and spare engines. Pursuant to the GTA, OEM provides Customer various warranties, guarantees and other Engine related benefits introduced via Service Bulletins and other special offerings (specifically described in paragraph 3 hereof, the “Engine Benefits”)

2. Customer and CFM International, Inc (“CFM”) have entered into a separate agreement, Number [____________________] dated [_________]  ("Maintenance Agreement") for the maintenance, repair and overhaul of Engines.  The Maintenance Agreement specifies that Customer shall, during the term of the Agreement, designate CFM to act as claims administrator and Engine Benefits recipient.  Accordingly, Customer hereby authorizes CFM from and after the date of the Maintenance Agreement to: (a) negotiate and enter into final settlements with OEM for Engine Benefits and (b) receive from OEM in the name of CFM all proceeds of such Engine Benefits.  Customer warrants to OEM that all actions undertaken by CFM pursuant to this authorization shall be binding on Customer and that OEM may rely thereon.

3. Engine Benefits are specifically limited to the following, all as more fully defined in the GTA:

a. Standard warranties:  New Engine and Module, New Parts, Campaign Change, Ultimate Life, Vendor Back-Up and Vendor Interface Warranties;

b. Special guarantees:  Extended New Engine and Module, Extended New Parts, Extended Campaign Change, AOG;

c. Industry participation offers on CFM56-5B engines as set forth in fleet-wide service bulletins;

d. Extended warranties, and non-warranty programs offered by OEM pursuant to Service Bulletins or other communications between Customer or CFM.

4. OEM consents to the disclosure by Customer to CFM of Engine Benefits in the GTA, Service Bulletins or other notices.  CFM agrees to hold in confidence all such Engine Benefits information, or other OEM proprietary information, provided to CFM in order to give effect to the Engine Benefits information. This Letter may only be amended or modified by the written agreement of the parties hereto, and shall remain in effect throughout the term (including extensions) of the Maintenance Agreement. This Letter will be interpreted and applied in accordance with the substantive laws of the State of New York.

Customer	CFM	OEM

By: _______________	By: _______________	By: _______________

Title: ______________	Title: ______________	Title: ______________
Date: ______________	Date: ______________	Date: ______________

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